                                  Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of ION Networks, Inc. and subsidiaries (the "Company") on Forms S-3 (File Nos. 333-09507, 333-85693, 333-50246 and 333-83686) and Forms S-8 (File
Nos. 333-61837, 333-14681, 333-76809, 333-76604 and 333-76568) of our report dated June 28, 2001 relating to the consolidated balance sheet and the related consolidated statements of operations, stockholders' equity and cash flows at and for the fiscal year ended March 31, 2001, which appears in the Company's Annual Report on Form 10-KSB for the year ended March 31, 2002 (as filed on July 1, 2002), Amendment No. 1 of the Form 10-KSB/A (as filed on July 10, 2002), Amendment No. 2 of the Form 10KSB/A (as filed on August 2, 2002) and Amendment No. 3 of the Form 10KSB/A (as filed on August 21, 2002).


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Florham Park, New Jersey


August 21, 2002